UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

Bakken Resources, Inc.
(Exact name of registrant specified in charter)

Nevada	000-53632	26-2973652
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

1425 Birch Ave., Suite A, Helena, MT 59601
(Address of principal executive offices) (Zip Code)

(406) 442-9444
Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements, Related Audit Report, or Completed Interim Review

On July 1, 2015, the Board of Directors (the “Board”) of Bakken Resources, Inc. (the “Company,” “Our”) ratified the Company’s intention to restate the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (“Original Form 10-K”). On December 12, 2014, the Company filed a Quarterly Report for the quarter ended September 30, 2014 on Form 10-Q/A (“Form 10-Q/A for Q3 of 2013”) indicating in Item 5 that the Company had elected to restate its Original Form 10-K, and the Company plans to file an amendment covering the same period (“Form 10-K/A”).

The Company’s anticipated restated financials are generally described in Exhibit 99.1. It contains the information the Company originally provided in Note 7 under Item 1 of the Form 10-Q/A for Q3 of 2013. Statements citing, relying upon, or drawing inferences from Our Original Form 10-K should no longer be relied upon to the extent that they pertain to matters addressed in Exhibit 99.1. Information contained in Exhibit 99.1 should be read in connection with the Company’s Form 10-Q/A for Q3 of 2013.

The Company previously announced its retention of a special independent investigator in the Current Report on Form 8-K dated March 17, 2015. As noted in such Form 8-K filing, the purpose of retaining an independent investigator was to “continue the investigation initiated by the Company’s audit committee” following resignation of that committee’s Chairman from the Board. The Company is not aware at this time of any material impact of such independent investigation on the Original Form 10-K. As previously disclosed on April 15, 2015 in Form 12b-25/A (NT 10-K/A), Our independent outside auditing firm will withhold any audit certifications prior to reviewing the independent investigator’s report. Following presentation of the independent investigator’s report, the Company intends to evaluate such report and take steps toward filing its Form 10-K/A, its annual report on Form 10-K for the period ended December 31, 2014, and any applicable quarterly reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bakken Resources, Inc.

By:	/s/ Dan Anderson
Name: Dan Anderson
Title: Chief Financial Officer
Dated: July 8, 2015